Registration No. 333-__________

As filed with the Securities and Exchange Commission on January 26, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH PENN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	20-1882440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

216 Adams Avenue, Scranton, Pennsylvania	18503
(Address of Principal Executive Offices)	(Zip Code)

North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan
(Full title of the plan)

Frederick L. Hickman, President and Chief Executive Officer North Penn Bancorp, Inc. 216 Adams Avenue Scranton, PA 18503
(Name and address of agent for service)

(570) 344-6113
(Telephone number, including area code, of agent for service)

Copies of Communications to:

Corey D. O’Brien, Esq. Stevens & Lee, P.C. 425 Spruce Street, Suite 300 Scranton, PA 18503 (570) 969-5369

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock (par value $0.10 per share)	93,119 Shares	$11.10	$1,033,621	$184

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(1)

Based on the maximum number of shares of the Registrant’s common stock authorized for issuance under the Plan. The provisions of Rule 416 of the Securities Act of 1933, as amended shall apply to the number of shares registered on this Registration Statement and such number shall automatically increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. In accordance with Rule 457(c) of the Securities Act of 1933, as amended, such price is the average of the high and low sale prices for the Common Stock as quoted on the OTC Bulletin Board on January 25, 2007, which is the last day the common stock traded prior to the filing of this registration statement.

(3)

Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement registers 88,244 shares of common stock, par value $0.10 per share, of North Penn Bancorp, Inc. (the “Company”) that may be issued and sold under the Company’s 2006 Omnibus Stock Option Plan (the “2006 Plan”) and 4,875 shares that were issued and sold under the 2006 Plan prior to the date hereof.

This registration statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, and may be used by certain shareholders of the Company for the resale to the public of shares of common stock issued to them under the 2006 Plan. The second part contains information required to be included in Part II of a Registration Statement on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement, or as a prospectus or prospectus supplement pursuant to Rule 424.

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REOFFER PROSPECTUS

4,875 Shares of Common Stock

North Penn Bancorp, Inc.

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This reoffer prospectus relates to the proposed sale from time to time by selling shareholders of shares of common stock of North Penn Bancorp, Inc. (the “Company”) that were acquired under our 2006 Omnibus Stock Option Plan (the “Plan”).

The selling shareholders may sell their shares directly or indirectly in one or more transactions on any market on which our common stock is traded, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with such sales, the selling shareholders and any participating broker, dealer or agent may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts or commissions they receive and the profit on any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We will not receive any proceeds from sales of the shares by the selling shareholders.

Our company’s common stock trades on the OTC Bulletin Board under the symbol “NPEN.” On January 25, 2007, the closing price of a share of our common stock on the OTC Bulletin Board was 11.10 per share.

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INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any governmental agency.

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The date of this reoffer prospectus is January 26, 2007.

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You should rely only on the information contained in this reoffer prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this reoffer prospectus. The selling shareholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the common stock.

NORTH PENN BANCORP, INC.

The Company was organized on November 22, 2004 in anticipation of the mutual holding company reorganization and minority stock issuance of North Penn Bank (the “Bank”). The mutual holding company reorganization and minority stock issuance was completed on June 1, 2005. In the stock issuance, the Company sold 44.1% of its outstanding shares of common stock to the public, issued 53.9% of its outstanding shares of common stock to North Penn Mutual Holding Company, the mutual holding company parent of the Company and the Bank, and contributed 2% of its outstanding shares of common stock to North Penn Charitable Foundation. So long as North Penn Mutual Holding Company exists, it will own at least a majority of our common stock. The Company’s business activity is the ownership of the outstanding capital stock of the Bank and management of the investment of offering proceeds retained from the minority stock issuance. In the future, the Company may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so. Net of expenses, we received approximately $5.7 million from the offering, which was used as follows: $2.9 million for capitalization of North Penn Bank, $545,000 to establish an employee stock ownership plan for Bank employees, $100,000 to establish the North Penn Charitable Foundation, $100,000 for capitalization of North Penn Mutual Holding Company, with the remainder to be used for future growth and expansion. The Company also contributed 28,277 shares of outstanding common stock to the North Penn Charitable Foundation.

The principal activities of the Company are owning and supervising the Bank. The Bank is a community-oriented full-service savings Bank providing traditional financial services to consumers and businesses in Northeastern Pennsylvania, including the communities in Lackawanna, Luzerne, Wayne and Monroe counties, among others. The Company and the Bank (sometimes referred to herein as “we”) compete with the many existing and larger financial institutions in our geographic market by emphasizing personalized service, responsive decision making and an overall commitment to excellence.

The Bank offers commercial and consumer loans of all types, including real estate loans, residential mortgage loans, home equity loans and lines of credit, auto loans and other credit products. The Bank’s deposit services include business and individual demand and time deposit accounts, NOW accounts, money market accounts, Individual Retirement Accounts and holiday accounts. We provide a number of convenience-oriented services and products to our customers, including direct payroll and social security deposit services, bank-by-mail services, access to a national automated teller machine network, safe deposit boxes, night depository facilities, notary services and travelers checks. We also offer telephone banking, internet banking and bill payment.

As of January 25, 2007, the Bank employed 30 full-time and 18 part-time employees.

Business Strategy

Our mission is to continue operating as an independent, community-oriented bank, by meeting the credit needs of local businesses and individuals, providing relationship banking and customer service that is better than other banks and offering products and services desired by our customers. We intend to increase our market share by opening additional branch offices and growing our existing offices, as well as pursuing more commercial customers.

We have a team of experienced commercial lenders in place to attract commercial loans, which we are pursuing to balance our large portfolio of residential mortgages. We are actively pursuing business relationships by capitalizing on the prior experience of our lending team, as well as existing customers, to develop deposit and lending relationships based on service.

Corporate History

North Penn Bank was organized on February 28, 1877 as The German Building Association of Scranton. The institution eventually became North Penn Savings and Loan Association. On October 1, 2003, North Penn converted from a Pennsylvania state-chartered savings association to a Pennsylvania state-chartered savings bank and changed its name to North Penn Bank. North Penn Bancorp was organized on November 22, 2004 to be the bank holding company in connection with the Bank’s mutual holding company reorganization and minority stock issuance, which was completed on June 1, 2005. As previously indicated, our common stock trades on the OTC Bulletin Board under the symbol “NPEN.” The Company’s principal executive offices are located at 216 Adams Avenue, Scranton, Pennsylvania 18503 and its telephone number is (570) 344-6113.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information in this reoffer prospectus and any prospectus supplement and any document that is incorporated by reference in this reoffer prospectus or any prospectus supplement, you should carefully consider the risks described below before purchasing our securities. If any of the following risks actually occurs, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our securities could decline, and you might lose all of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these additional risks and uncertainties occurs, the trading price of our securities could decline, and you might lose all or part of your investment.

Risks Related to Our Business

Changes in interest rates could reduce our income, cash flows and asset values.

Our income and cash flows and the value of our assets depend to a great extent on the difference between the interest rates we earn on interest-earning assets, such as loans and investment securities, and the interest rates we pay on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies and, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, will influence not only the interest we receive on our loans and investment securities and the amount of interest we pay on deposits and borrowings but will also affect our ability to originate loans and obtain deposits and the value of our investment portfolio. If the rate of interest we pay on our deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Our earnings also could be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and other borrowings.

Economic conditions either nationally or locally in areas in which our operations are concentrated may adversely affect our business.

Deterioration in local, regional, national or global economic conditions could cause us to experience a reduction in deposits and new loans, an increase in the number of borrowers who default on their loans and a reduction in the value of the collateral securing their loans, all of which could adversely affect our performance and financial condition. Unlike larger banks that are more geographically diversified, we provide banking and financial services locally. Therefore, we are particularly vulnerable to adverse local economic conditions in northeastern Pennsylvania. The economy in this region has unemployment rates that are slightly higher than the national average.

Our financial condition and results of operations would be adversely affected if our allowance for loan losses is not sufficient to absorb actual losses or if we are required to increase our allowance.

Despite our underwriting criteria, we may experience loan delinquencies and losses. In order to absorb losses associated with nonperforming loans, we maintain an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Determination of the allowance inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. At any time there are likely to be loans in our portfolio that will result in losses but that have not been identified as nonperforming or potential problem credits. We cannot be sure that we will be able to identify deteriorating credits before they become nonperforming assets or that we will be able to limit losses on those loans that are identified. We may increase our allowance for loan losses based on our regular review of delinquencies and loan portfolio quality, or for any of several other reasons. Bank regulators, in reviewing our loan portfolio as part of a regulatory examination, may request that we increase our allowance for loan losses. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in our allowance. In addition, if charge-offs in future periods exceed our allowance for loan losses, we will need additional increases in our allowance for loan losses.

Any increases in our allowance for loan losses will result in a decrease in our net income and, possibly, our capital, and may materially affect our results of operations in the period in which the allowance is increased.

Competition may decrease our growth or profits.

We face substantial competition in all phases of our operations from a variety of different competitors, including commercial banks, savings and loan associations, mutual savings banks, credit unions, consumer finance companies, factoring companies, leasing companies, insurance companies and money market mutual funds. There is very strong competition among financial services providers in our principal service area. Our competitors may have greater resources, higher lending limits or larger branch systems than we do. Accordingly, they may be able to offer a broader range of products and services as well as better pricing for those products and services than we can.

In addition, some of the financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on federally insured financial institutions. As a result, those nonbank competitors may be able to access funding and provide various services more easily or at less cost than we can, adversely affecting our ability to compete effectively.

We may be adversely affected by government regulation.

The banking industry is heavily regulated. Banking regulations are primarily intended to protect the federal deposit insurance funds and depositors, not shareholders. Changes in the laws, regulations, and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition.

In addition to these banking laws and regulations, we are also subject to the Securities Exchange Act of 1934 and the rules and regulations under that act. Moreover, we are subject to the provisions of the Sarbanes-Oxley Act of 2002 (SOX) and the rules and regulations issued thereunder by the SEC. These laws and regulations impose, among other things, significant responsibilities on officers, auditors, boards of directors and audit committees. Our expenses related to services rendered by our accountants, legal counsel and consultants have increased and may continue to increase in order to ensure compliance with these laws and regulations.

Under Section 404 of SOX, we will be required to conduct a comprehensive review and assessment of the adequacy of our existing systems and controls as of the end of 2008 and each succeeding fiscal year, and our auditors will have to attest to our assessment. This will result in additional expenses in 2008 and beyond that may adversely affect our results of operations. In a SOX 404 review, we could uncover deficiencies in existing systems and controls. If that is the case, we would have to take the necessary steps to correct any deficiencies, which may be costly and may strain our management resources.  We also would be required to disclose any such deficiencies, which could adversely affect the market price of our common stock.

We rely on our management and other key personnel, and the loss of any of them may adversely affect our operations.

We are and will continue to be dependent upon the services of our executive management team. In addition, we will continue to depend on our ability to retain and recruit key commercial loan officers. The unexpected loss of services of any key management personnel or commercial loan officers could have an adverse effect on our business and financial condition because of their skills, knowledge of our market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Environmental liability associated with lending activities could result in losses.

In the course of our business, we may foreclose on and take title to properties securing our loans. If hazardous substances were discovered on any of these properties, we could be liable to governmental entities or third parties for the costs of remediation of the hazard, as well as for personal injury and property damage. Many environmental laws can impose liability regardless of whether we knew of, or were responsible for, the contamination. In addition, if we arrange for the disposal of hazardous or toxic substances at another site, we may be liable for the costs of cleaning up and removing those substances from the site even if we neither own nor operate the disposal site. Environmental laws may require us to incur substantial expenses and may materially limit use of properties we acquire through foreclosure, reduce their value or limit our ability to sell them in the event of a default on the loans they secure. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability.

Failure to implement new technologies in our operations may adversely affect our growth or profits.

The market for financial services, including banking services and consumer finance services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking and telebanking. Our ability to compete successfully in our markets may depend on the extent to which we are able to exploit such technological changes. However, we can provide no assurance that we will be able properly or timely to anticipate or implement such technologies or properly train our staff to use such technologies. Any failure to adapt to new technologies could adversely affect our business, financial condition or operating results.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the Federal Deposit Insurance Corporation, commonly referred to as the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is subject to the same market forces that affect the price of common stock in any company.

Our ability to pay dividends is limited by law.

Our ability to pay dividends to our shareholders largely depends on our receipt of dividends from North Penn Bank. The amount of dividends that the Bank may pay to us is limited by federal laws and regulations. We also may decide to limit the payment of dividends even when we have the legal ability to pay them in order to retain earnings for use in our business.

Federal and state banking laws, our articles of incorporation and our by-laws may have an anti-takeover effect.

Federal law imposes restrictions, including regulatory approval requirements, on persons seeking to acquire control over us. Pennsylvania law also has provisions that may have an anti-takeover effect. These provisions may serve to entrench management or discourage a takeover attempt that shareholders consider to be in their best interest or in which they would receive a substantial premium over the current market price.

Risks Related to this Offering

Future sales of securities may dilute our shareholders.

The selling shareholders may sell the securities covered by this prospectus in one or more transactions at prices and in a manner they determine from time to time. If they sell the securities in more than one transaction, shareholders who purchase stock covered by this prospectus may be materially diluted by subsequent sales that are also covered by this prospectus. In addition, we may sell securities from time to time in the future in transactions not covered by this prospectus. Such sales may also result in material dilution to our shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of such terms or other comparable terminology. We cannot assure you that our expectations and assumptions will prove to be correct. We do not intend to update or revise any forward-looking statements, whether as a result of future events, new information or otherwise, except to the extent that the reports we are required to file under the Securities Exchange Act of 1934, as amended, contain such updates or revisions. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus that we believe would cause our actual results to differ materially from the forward-looking statements that we make.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares which may be sold pursuant to this reoffer prospectus for the respective accounts of the selling shareholders. All such proceeds, net of brokerage commissions, if any, will be received by the selling shareholders. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

This reoffer prospectus relates to shares of common stock which have been acquired by the selling shareholders under our Plan. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of ours. The following is a list of the selling shareholders, and the number of shares held by each such selling shareholder, as of December 31, 2006.

Name	Position in the Company	Number of Shares Owned(1)	Number of Shares to be Offered(2)	Number of Shares held After Offering(3)
Frederick L. Hickman	President and Chief Executive Officer	11,813	1,500	10,313

Thomas J. Dziak	Executive Vice President	7,250	1,250	6,000

Thomas A. Byrne	Senior Vice President	2,450	1,250	1,200

Theresa A. Yocum	Vice President	2,125	875	1,250

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(1)

Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2)

Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling shareholder at his or her sole discretion.

(3)

Each selling shareholder listed herein will own less than one percent of the outstanding shares after the offering. Assumes all shares offered hereby are sold.

PLAN OF DISTRIBUTION

The selling shareholders or their pledgees, donees, transferees, or other successors in interest may sell the shares offered hereby from time to time in one or more transactions (which may include block transactions) on the OTC Bulletin Board or such other market on which our common stock may, from time to time, be traded, in privately negotiated transactions, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

This reoffer prospectus is a part of a registration statement on Form S-8, which we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act. It omits some of the information set forth in the registration statement. You can find additional information about us in the registration statement. Copies of the registration statement are on file at the offices of the SEC. You may obtain them by paying the prescribed fee or you may examine them without charge at the SEC’s public reference facilities described below.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information we file with the SEC is also available through the SEC’s web site (http://www.sec.gov) and our web site (http://www.northpennbank.com).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which we have filed with the SEC, are incorporated herein by reference:

(a)

The Annual Report of the Company filed on Form 10-KSB for the fiscal year ended December 31, 2005;

(b)

The Company’s Current Report on Form 8-K filed January 24, 2006, Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the period ended June 30, 2005 filed March 30, 2006, Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005 filed March 30, 2006, Definitive 14A Proxy Statement filed March 31, 2006, Annual Report on Form 10-KSB filed March 31, 2006, Current Report on Form 8-K filed April 5, 2006, Quarterly Report on Form 10-QSB for the period ended March 31, 2006 filed May 15, 2006, Quarterly Report on Form 10-QSB for the period ended June 30, 2006 filed August 14, 2006 and Quarterly Report on Form 10-QSB for the period ended September 30, 2006 filed November 14, 2006; and

(c)

The description of the capital stock of the Company, par value $0.10 per share, as set forth in the Company’s Registration Statement on Form 8-A filed on March 31, 2005, which incorporates by reference the description contained in the Company’s Registration Statement on Form SB-2, No. 333-121121, as amended filed with the Commission on December 10, 2004.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished by us to, but not filed with, the Commission.

This reoffer prospectus incorporates documents by reference which are not presented herein or delivered herewith. We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this reoffer prospectus and deemed to be a part of this reoffer prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents. These documents are available upon request from Bridget Orue at North Penn Bancorp, Inc., 216 Adams Avenue, Scranton, Pennsylvania 18503, telephone number is (570) 344-6113. Our website is located at www.northpennbank.com. Information on our website is not incorporated by reference into this reoffer prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Pennsylvania law provides that a business corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The bylaw amendment may not limit: (1) a director’s responsibility or liability pursuant to any criminal statute; and (2) the liability of a director for the payment of taxes pursuant to federal, state or local law.

The Articles of Incorporation of The Company provide the following indemnification.

A. Persons. To the fullest extent permitted by applicable law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

B. Extent – Derivative Actions. In the case of a threatened, pending, or completed action or suit by or in the right of the Company against a person named in paragraph A by reason of such person holding a position named in paragraph A, the Company shall indemnify such person if such person satisfies the standard in paragraph C, for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

C. Standard – Derivative Suits. To the fullest extent permitted by applicable law, in the case of a threatened, pending, or completed action or suit by or in the right of the Company, a person named in paragraph A shall be indemnified only if:

1. such person is successful on the merits or otherwise; or

2. such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, including, but not limited to, the taking of any and all actions in connection with the Company’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of The Company’s Articles of Incorporation) not approved by the Board of Directors. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Company unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

D. Extent – Nonderivative Suits. To the fullest extent permitted by applicable law, in case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Company, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of such person holding a position named in paragraph A, the Company shall indemnify such person if such person satisfies the standard in paragraph E, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

E. Standard – Nonderivative Suits. To the fullest extent permitted by applicable law, in case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

1. such person is successful on the merits or otherwise; or

2. such person acted in good faith in the transaction that is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, including, but not limited to, the taking of any and all actions in connection with the Company’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of The Company’s Articles of Incorporation) not approved by the Board of Directors and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

1. the Board of Directors by a majority vote of a quorum consisting of directors of the Company who were not parties to the action, suit, or proceeding;

2. if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

3. the shareholders of the Company.

G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

H. Advancement of Expenses. To the fullest extent permitted by applicable law, reasonable expenses incurred by a director, officer, employee, or agent of the Company in defending a civil or criminal action, suit, or proceeding described in Article 10.A may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

I. Other Rights. To the fullest extent permitted by applicable law, the indemnification and advancement of expenses provided by or pursuant to this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

J. Insurance. To the fullest extent permitted by applicable law, the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the

Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability.

K. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Company may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses.

L. Modification. The duties of the Company to indemnify and to advance expenses to any person shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of this Article 10, and no amendment or termination of any trust or other fund created, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

M. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article 10, the Company shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

****

North Penn Bancorp, Inc.

4,875 Shares

January 26, 2007

****

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan (the “Plan”). North Penn Bancorp, Inc. (the “Company”), a Pennsylvania corporation, is sometimes referred to herein as the “Company” or the “Registrant.”

Item 3.

Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

(a)

The Annual Report of the Company filed on Form 10-KSB for the fiscal year ended December 31, 2005;

(b)

The Company’s Current Report on Form 8-K filed January 24, 2006, Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the period ended June 30, 2005 filed March 30, 2006, Amendment No. 1 to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005 filed March 30, 2006, Definitive 14A Proxy Statement filed March 31, 2006, Annual Report on Form 10-KSB filed March 31, 2006, Current Report on Form 8-K filed April 5, 2006, Quarterly Report on Form 10-QSB for the period ended March 31, 2006 filed May 15, 2006, Quarterly Report on Form 10-QSB for the period ended June 30, 2006 filed August 14, 2006 and Quarterly Report on Form 10-QSB for the period ended September 30, 2006 filed November 14, 2006; and

(c)

The description of the capital stock of the Company, par value $0.10 per share, as set forth in the Company’s Registration Statement on Form 8-A filed on March 31, 2005, which incorporates by reference the description contained in the Company’s Registration Statement on Form SB-2, No. 333-121121, as amended filed with the Commission on December 10, 2004.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished by us to, but not filed with, the Commission.

Item 4.

Description of Securities

Not Applicable.

Item 5.

Interests of Named Experts and Counsel

Not Applicable.

Item 6.

Indemnification of Directors and Officers

Pennsylvania law provides that a business corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The bylaw amendment may not limit: (1) a director’s responsibility or liability pursuant to any criminal statute; and (2) the liability of a director for the payment of taxes pursuant to federal, state or local law.

The Articles of Incorporation of The Company provide the following indemnification.

A. Persons. To the fullest extent permitted by applicable law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

B. Extent – Derivative Actions. In the case of a threatened, pending, or completed action or suit by or in the right of the Company against a person named in paragraph A by reason of such person holding a position named in paragraph A, the Company shall indemnify such person if such person satisfies the standard in paragraph C, for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

C. Standard – Derivative Suits. To the fullest extent permitted by applicable law, in the case of a threatened, pending, or completed action or suit by or in the right of the Company, a person named in paragraph A shall be indemnified only if:

1. such person is successful on the merits or otherwise; or

2. such person acted in good faith in the transaction that is the subject of the suit or action, and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, including, but not limited to, the taking of any and all actions in connection with the Company’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of The Company’s Articles of Incorporation) not approved by the Board of Directors. However, such person shall not be indemnified in respect of any claim, issue, or matter as to which such person has been adjudged liable to the Company unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

D. Extent – Nonderivative Suits. To the fullest extent permitted by applicable law, in case of a threatened, pending, or completed suit, action, or proceeding (whether civil, criminal, administrative, or investigative), other than a suit by or in the right of the Company, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of such person holding a position named in paragraph A, the Company shall indemnify such person if such person satisfies the standard in paragraph E, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys’ fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

E. Standard – Nonderivative Suits. To the fullest extent permitted by applicable law, in case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

1. such person is successful on the merits or otherwise; or

2. such person acted in good faith in the transaction that is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, including, but not limited to, the taking of any and all actions in connection with the Company’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of The Company’s Articles of Incorporation) not approved by the Board of Directors and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

1. the Board of Directors by a majority vote of a quorum consisting of directors of the Company who were not parties to the action, suit, or proceeding;

2. if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

3. the shareholders of the Company.

G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

H. Advancement of Expenses. To the fullest extent permitted by applicable law, reasonable expenses incurred by a director, officer, employee, or agent of the Company in defending a civil or criminal action, suit, or proceeding described in Article 10.A may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Company.

I. Other Rights. To the fullest extent permitted by applicable law, the indemnification and advancement of expenses provided by or pursuant to this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

J. Insurance. To the fullest extent permitted by applicable law, the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability.

K. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Company may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees, and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses.

L. Modification. The duties of the Company to indemnify and to advance expenses to any person shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of this Article 10, and no amendment or termination of any trust or other fund created, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal, or termination.

M. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article 10, the Company shall not indemnify a director, officer, employee, or agent for any liability incurred in an action, suit, or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit, or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Item 7.

Exemption from Registration Claimed

The shares to be sold under the reoffer prospectus relate to shares of common stock which have been acquired by the selling shareholders under our Plan or which such shares are issuable upon selling shareholders exercise of stock options granted to them under the Plan and were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. The transaction was treated as a private placement since the shares were offered to a limited number of officers of the Company who had access to information about the Company.

Item 8.

Exhibits

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description	Method of Filing

3.1	Articles of Incorporation of North Penn Bancorp, Inc.	Incorporated herein by reference into this document from Exhibit 3.1 of Form SB-2, Registration Statement filed on December 10, 2004, Registration No. 333-121121.

3.2	Bylaws of North Penn Bancorp, Inc.	Incorporated herein by reference into this document from the Exhibit 3.2 of Form SB-2, Registration Statement filed on December 10, 2004, Registration No. 333-121121.

4.1	Specimen Stock Certificate	Incorporated herein by reference into this document from Exhibit 4 of Form SB-2, Registration Statement filed on December 10, 2004, Registration No. 333-121121.

5.1	Opinion of Stevens & Lee, P.C.	Filed herewith.

23.1	Consent of McGrail Merkel Quinn & Associates	Filed herewith.

23.2	Consent of Stevens & Lee, P.C.	Contained in Exhibit 5.1 hereof.

24.1	Power of Attorney	Included as part of the signature pages hereof.

99.1	North Penn Bancorp, Inc. 2006 Omnibus Stock Option Plan	Filed herewith

Item 9.

Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scranton, Commonwealth of Pennsylvania, on January 26, 2007.

NORTH PENN BANCORP, INC.

By:	/s/ FREDERICK L. HICKMAN
Frederick L. Hickman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frederick L. Hickman, Thomas J. Dziak and Corey D. O’Brien, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ FREDERICK L. HICKMAN Frederick L. Hickman	Director, President and Chief Executive Officer	January 26, 2007

/s/ JOHN SCHUMACHER John Schumacher	Director, Chairman of the Board	January 26, 2007

/s/ GORDON S. FLOREY Gordon S. Florey	Director	January 26, 2007

/s/ HERBERT C. KNELLER Herbert C. Kneller	Director	January 26, 2007

/s/ KEVIN M. LAMONT Kevin M. Lamont	Director	January 26, 2007

/s/ FRANK H. MECHLER Frank H. Mechler	Director	January 26, 2007

/s/ JAMES W. REID James W. Reid	Director	January 26, 2007

/s/ OTTO P. ROBINSON Otto P. Robinson	Director	January 26, 2007

/s/ DAVID SAMUEL David Samuel	Director	January 26, 2007

/s/ GLENN J. CLARK Glenn J. Clark	Assistant Vice President and Principal Accounting Officer	January 26, 2007